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                                                                       EXHIBIT 8


September 24, 2004

CMS Energy Corporation
One Energy Plaza
Jackson, MI  49201

Ladies and Gentlemen:

         Reference is made to the prospectus (the "Prospectus"), which constitutes part of the registration statement on Form S-3 (the "Registration Statement"), to be filed by CMS Energy Corporation which the Securities and Exchange Commission on or about the date hereof pursuant to the Securities Act of 1933, as amended for the registration for resale of its 3.375% Convertible Senior Notes due 2023 (the "Notes").

         I am of the opinion that the statements set forth under the caption "Material United States Federal Income Tax Considerations" in the Prospectus constitute an accurate description, in general terms, of certain United States federal income tax considerations that may be relevant to the prospective holders of the Notes.

         I hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement.

                                             Very truly yours,

                                             /s/ Jay M. Silverman
                                             ------------------------------
                                             Jay M. Silverman
                                             Director of Tax Planning and
                                             Assistant Tax Counsel